FINANCIAL STATEMENTS
EXHIBIT 99

Financial Statements and
Supplemental Schedule
Wilmington Trust
Thrift Savings Plan
Years ended December 31, 2006 and 2005
With Report of Independent Registered Public Accounting Firm

WILMINGTON TRUST THRIFT SAVINGS PLAN
FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
Years ended December 31, 2006 and 2005

FINANCIAL STATEMENTS

PAGE

Report of Independent Registered Public Accounting Firm	1

Statements of Net Assets Available for Benefits	2

Statements of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4
SUPPLEMENTAL SCHEDULE
Schedule H, Line 4i — Schedule of Assets (Held At End of Year)

KPMG

KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499
Report of Independent Registered Public Accounting Firm
To the Board of Directors
Wilmington Trust Corporation:
We have audited the accompanying statements of net assets available for benefits of the Wilmington Trust Thrift Savings Plan (the “Plan”) as of December 31, 2006 and 2005, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2006 and 2005, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.
As further described in Note C, during 2006 the Plan adopted Financial Accounting Standards Board Staff Position AAG INV-1 and Statement of Position 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans.
/s/KPMG
Philadelphia, Pennsylvania
June 29, 2007
KPMG, LLP a U.S. limited liability partnership, is
the U.S. member firm of KPMG International, a Swiss cooperative

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

	December 31
	2006	2005
ASSETS

Investments, at fair value	$191,490,109	$165,564,215
Participant loans	3,003,209	2,915,147
Contributions receivable — Employer	149,747	142,661
Participants	486,107	452,715

NET ASSETS, REFLECTING INVESTMENTS AT FAIR VALUE	195,129,172	169,074,738

ADJUSTMENT FROM FAIR VALUE TO CONTRACT VALUE FOR FULLY BENEFIT-RESPONSIVE INVESTMENT CONTRACTS	893,723	328,309

NET ASSETS AVAILABLE FOR BENEFITS	$196,022,895	$169,403,047

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

	Year Ended December 31
	2006	2005
ADDITIONS

Investment income:
Net appreciation in fair value of investments	$17,528,763	$9,526,976
Interest	83	73
Dividends	2,182,523	2,054,845
Participant loan interest	186,938	156,905

	19,898,307	11,738,799

Contributions:
Employer	3,997,303	3,630,467
Employee	12,604,751	11,225,141

	16,602,054	14,855,608

Transfers from other plans:
Rollovers from other plans	3,154,007	736,790

Total additions	39,654,368	27,331,197

DEDUCTIONS

Benefits paid to participants	12,849,295	11,836,072
Administrative expenses	185,225	133,252

Total deductions	13,034,520	11,969,324

NET INCREASE	26,619,848	15,361,873

NET ASSETS AVAILABLE FOR BENEFITS AT BEGINNING OF YEAR	169,403,047	154,041,174

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR	$196,022,895	$169,403,047

See notes to financial statements.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE A – Significant Accounting Policies
The accounting records of the Wilmington Trust Thrift Savings Plan (the “Plan”) are maintained on the accrual basis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Investments are stated at estimated fair value. Fair values for investments, other than the Wilmington Stable Value Fund (the “Stable Value Fund”), are based on quoted market prices. The Stable Value Fund invests principally in traditional investment contracts. The fair value of the Stable Value Fund is based on the net assets at fair value as reported by Met Life, whose investment contract is the sole asset of the Stable Value Fund.
Participant loans are carried at the unpaid principal balance, which approximates their fair value.
Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.
Amounts described in Form 5500 under the caption net gain (loss) on sale of assets and unrealized appreciation (depreciation) of assets are combined in the financial statements as net appreciation (depreciation) in fair value of investments.
Benefits are recorded when paid.
NOTE B – Description of the Plan
The Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
Subject to limitations of the Internal Revenue Code (“IRC”), employees may contribute 1% to 25% of their base salaries and eligible incentives. The first 6% of each participant’s pre-tax contributions are eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. For 2006, an employee was eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the first date of employment. Participation in the Plan is voluntary and participants have the option to invest in various securities. For 2006, participants could change their investment options daily and the level of their contributions quarterly.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE B – Description of the Plan (cont.)
Each participant’s account is credited with the participant’s contribution and an allocation of the Company’s contribution and Plan earnings (losses). The benefit to which a participant is entitled is that which can be provided from the participant’s account. Participants are vested in the Company’s matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2006 and 2005 were $50,368 and $64,534, respectively.
For 2006 and 2005, the Company paid the expenses of the Plan, except for the investment management fees paid by the participants invested in the non-Wilmington funds.
The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants’ accounts. Interest rates on outstanding loans range from 5.00% to 10.75%.
The Company has the right under the Plan to discontinue its contributions to and to amend or terminate the Plan at any time. Upon termination of the Plan, the accounts of participants vest and become nonforfeitable.
Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Department of Wilmington Trust Company (“WTC”), a wholly owned subsidiary of the Corporation.
NOTE C – Investments
The Plan’s investments are held in a trust, for which WTC is trustee. The fair value of individual investments that represent 5% or more of the Plan’s net assets available for benefits as of December 31 are as follows:

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE C – Investments (cont.)

	2006	2005
* Wilmington Stable Value Fund	$24,705,011	$21,786,224

* Wilmington Trust Corporation Stock Fund	23,811,465	21,944,276

Vanguard Windsor II Fund	14,548,107	10,192,134

* Wilmington Multi-Manager International I Fund	16,583,479	12,182,048

* Wilmington Broad Market Bond Fund	9,824,605	10,248,313

American Century Small Company Investment Fund	—	9,896,459

* Wilmington Small-Cap Core I Fund	15,151,803	14,856,889

* Wilmington Large-Cap Value I Fund	16,637,588	15,867,589

* Wilmington Large-Cap Growth I Fund	14,151,248	15,685,914

Fidelity Advisor Diversified International I Fund	9,922,425	—

* Indicates parties-in-interest.
During 2006 and 2005, the Plan’s investments (including investments purchased and sold, as well as held during the year) appreciated in fair value as determined by quoted market prices as follows:

	Year Ended December 31
	2006	2005
Mutual Funds	$13,722,666	$6,834,272

Pooled Separate Accounts	905,321	256,413

Wilmington Trust Corporation Stock Fund	1,854,006	1,597,254

Common/ Collective Trust	1,046,770	839,037

	$17,528,763	$9,526,976

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE C – Investments (cont.)
On December 29, 2005, the Financial Accounting Standards Board (FASB) issued Financial Accounting Standards Board Staff Position (FSP) AAG INV-1 and Statement of Position 94-4-1, Reporting of Fully Benefit-Responsive Investment Contacts Held by Certain Investment Companies Subject to the AICPA Investment Company Audit Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”). The FSP provides a definition of fully benefit-responsive investment contracts and guidance on financial statement presentation and disclosure of fully benefit-responsive investment contracts.
The Plan has adopted the FSP for the year ended December 31, 2006 and has applied the FSP retroactively to the prior period presented in the Statements of Net Assets Available for Plan Benefits as required by the transition provisions of the FSP. One of the investment options offered by the Plan, the Stable Value Fund, is a common collective trust that is fully invested in contracts deemed to be fully benefit-responsive within the meaning of the FSP. The FSP requires that this investment be reported at fair value. However, contract value is the relevant measure to the Plan because it is the amount that is available for Plan benefits. Accordingly, investments as reflected in the Statements of Net Assets Available for Benefits state the Stable Value Fund at its fair value, with a corresponding adjustment to reflect the investment at contract value. The adoption of the FSP had no impact on net assets available for plan benefits or changes in net assets available for plan benefits.
In the Statements of Net Assets Available for Benefits, the Plan is required to reflect this investment at fair value, with a corresponding adjustment to contract value. The fair value of this fund as of December 31, 2006 and 2005 was $23,811,288 and $21,457,915, respectively. The contract value of the fund as of December 31, 2006 and 2005, which is a component of net assets available for benefits, totaled $24,705,011 and $21,786,224, respectively. The average yield and crediting interest rate for the Stable Value Fund for the years ended December 31, 2006 and 2005 were 4.55% and 4.21%, respectively.
NOTE D – Income Tax Status
The Plan has received a determination letter from the Internal Revenue Service dated September 3, 2004, stating that the Plan is qualified under Section 401(a) of the IRC and, therefore, the related trust is exempt from taxation. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan’s tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable provisions of the IRC.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE E – Reconciliation of Financial Statements to Form 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31
	2006	2005
Net assets available for benefits per the financial statements	$196,022,895	$169,403,047

Adjustment from contract value for fully benefit-responsive investment contracts held by the Stable Value Fund	(893,323)	—
Amounts allocated to withdrawn participants	(46,672)	(520,471)

Net assets available for benefits per the Form 5500	$195,082,500	$168,882,576

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

	2006	2005
Benefits paid to participants per the financial statements	$12,849,295	$11,836,072

Add: Amounts allocated on Form 5500 to withdrawn participants at December 31, 2006 and 2005, respectively	46,672	520,471
Less: Amounts allocated to withdrawn participants at December 31, 2005 and 2004, respectively	(520,471)	(1,133,395)

Benefits paid to participants per the Form 5500	$12,375,496	$11,223,148
Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year-end but not yet paid.
NOTE F – Related-Party Transactions
Plan investments include shares of mutual funds and common/collective trust funds managed by the Company and common stock of the Corporation. The Company is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by the Company for the years ended December 31, 2006 and 2005.

WILMINGTON TRUST THRIFT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005
NOTE G – Risk and Uncertainties
The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

     SCHEDULE H, Line 4i – SCHEDULE OF ASSETS (HELD AT END OF YEAR)
     Wilmington Trust Thrift Savings Plan
     EIN 51 0291463
     PLAN NUMBER 002
     PLAN YEAR END 12/31/2006

(A)	(B)	(C)	(D)	(E)
	Identity of issuer,	Description of investment including
	borrower, lessor or	maturity date, rate of interest, collateral,	Shares /
	similar party	par or maturity value.	Units	Current Value
	Principal Life Insurance Company	Pooled Separate Accounts PRIN LG CP STK IDX SEP ACCT	133,586	$7,261,901
*	Wilmington Trust Corporation	Corporate Stock – Common WILMINGTON TRUST CORPORATION STOCK FUND	1,441,311	23,811,465
*	Principal Life Insurance Company	Common/Collective Trusts WILMINGTON STABLE VALUE FUND	198,746	24,705,011	**
	Principal Life Insurance Company	Registered Investment Company VANGUARD WINDSOR II FUND	418,651	14,548,107
	Principal Life Insurance Company	Registered Investment Company FIDELITY ADV EQ GROWTH INSTL	86,294	4,669,344
	Principal Life Insurance Company	Registered Investment Company FIDELITY ADV DIV INTL I FUND	429,356	9,922,425
	Principal Life Insurance Company	Registered Investment Company AMERICAN CENTURY SM CO INV FUND	894,344	8,836,121
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON BROAD MARKET BOND FUND	1,012,846	9,824,605
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP CORE I FUND	214,666	3,838,236
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP STRATEGIC	265,216	3,583,074
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP VALUE I FUND	1,376,145	16,637,588
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MID-CAP STRATEGIC	272,054	3,406,112
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON LARGE-CAP GROWTH I FUND	1,215,743	14,151,248
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON REAL ESTATE PTFOLIO	378,017	5,863,042
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON SMALL-CAP CORE I FUND	1,456,904	15,151,803
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON SMALL-CAP STRATEGIC	204,613	2,686,562
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MULTI-MGR INTL I FUND	1,567,437	16,583,479
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON AGGR ASSET ALLOC INST FUND	351,122	4,020,351
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON CONS ASSET ALLOC INST FUND	10,299	109,064
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON ETF ASSET ALLOC INST FUND	182,599	2,149,186
*	Principal Life Insurance Company	Registered Investment Company WILMINGTON MOD ASSET ALLOC INST FUND	55,121	598,067
*	Participant Loans	Range of Interest Rates Rates Range From 5.00% to 10.75%	3,003,209	3,003,209
*	Wilmington Trust Company	Savings Accounts Rates Range From .20% to .30%	27,041	27,041
		Total		$195,387,041

*	Indicates parties-in-interest
**	Represents contract value. The fair value of this investment was $23,811,288 as of December 31, 2006.
See accompanying Report of Independent Registered Public Accounting Firm.